CORPORATE CAPITAL TRUST, INC. 8-K

Exhibit 99.1

FA Email
Subject: Corporate Capital Trust Shareholder Meeting Results

Aug. 3, 2017

FOR BROKER-DEALER AND RIA USE ONLY. NOT FOR GENERAL USE WITH THE PUBLIC.

Dear Financial Advisor,

Corporate Capital Trust held its annual shareholder meeting on Aug. 3, 2017, at which four of the five proposals, see below, were approved. The remaining proposals: 4 (A through F), which relate to changes to the company’s charter, have been adjourned until Sept. 5, 2017, to allow additional time to solicit and receive the requisite number of shareholder proxy votes.

Shareholder Meeting Results

The following proposals were approved at the Aug. 3, 2017, meeting:

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Proposal 1 – Re-election of directors James H. Kropp and Todd C. Builione, each for a three year term expiring at the 2020 annual meeting of stockholders.

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Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP, as the company’s independent registered public accounting firm for 2017.

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Proposal 3 – New advisory agreement which will become effective upon a listing, naming KKR Credit Advisors (US), LLC, as the sole advisor and reducing the management fee to an annual rate of 1.5 percent, from 2 percent.

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Proposal 5 – Authorization of flexibility to issue shares below net asset value during the one year period following the approval of the proposal and contingent upon a listing and subject to certain limitations described in the proxy statement.

Timing of Potential Listing

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The company continues to take steps to prepare for a listing. Subject to market conditions, final board approval and New York Stock Exchange (NYSE) approval, the company anticipates that its shares of common stock will commence trading on the NYSE in the period following receipt of approvals for the remaining proposals, which will next be considered when the company reconvenes the annual meeting on Sept. 5, 2017.

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There can be no assurance that a listing will occur within the expected timeframe or at all, and a final listing decision is always subject to market conditions, the approval from the NYSE, and the decision of Corporate Capital Trust’s board of directors.

We encourage you to inform your clients about the proxy materials and the importance of voting their shares as quickly as possible. This will spare them from receiving calls from Broadridge and will reduce corporate expenses related to the proxy solicitation. Please review the Form 8-K filed Aug. 3, 2017 and the Notice of Annual Meeting of Stockholders and Proxy Statement filed May 24, 2017, for additional details.

For additional information, please call CNL Client Services at 866-650-0650, option 2.

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. This is not an offer to sell and is not soliciting an offer to buy these securities. The offering of common stock of Corporate Capital Trust, Inc. is closed to all investors. Corporate Capital Trust’s common stock offered under the company’s distribution reinvestment plan is done so under the registration statement as filed with the Securities and Exchange Commission, with reference to the current financial statements as filed on Forms 10-Q and 10-K, available at sec.gov.

Additional Information and Where to Find It

In connection with the matters described in this communication, the company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. The company has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (sec.gov), at the company’s website (corporatecapitaltrust.com/investor-resources), or by writing to the company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders with respect to the matters described in this communication. Information about the company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC.

Forward Looking Statements

The information in this communication may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the company’s expectations include those disclosed in the company’s filings with the SEC on March 20, 2017. The company undertakes no obligation to update such statements to reflect subsequent events.

© 2017 Corporate Capital Trust, Inc. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.

Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR), affiliates of CNL Financial Group and KKR & Co., L.P., respectively.

CCT-0817-00276-001-BD

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